                                                                   EXHIBIT 10.41

                         OPTION AND CONSULTING AGREEMENT


         AGREEMENT, dated as of June 1, 1996, by and between KTI, Inc., a New Jersey corporation ("KTI") and L.T. Lawrence & Co., Inc., having its principal offices at Three New York Plaza, New York, New York 10004 ("Consultant").

         WHEREAS, KTI has retained Consultant to provide certain advisory and other services (collectively, "Consultation Services"), as more particularly set forth in Section 12 hereof; and

         WHEREAS, KTI desires to grant Consultant the right to acquire shares of its common stock, n o part value ("Common Stock"), upon the terms hereinafter provided.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Letter of Intent. The Letter of Intent, dated March 27, 1996, between KTI and Consultant (the "Letter of Intent"), is hereby terminated and canceled and of no further force or effect and neither KTI nor the Consultant shall have any rights or obligations thereunder from and after the date hereof.

         2. Engagement. KTI agrees to engage Consultant and Consultant agrees to provide Consultation Services as more particularly set forth herein subject to applicable rules, regulations and policies of the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission (the "Commission").

         3. Consultation Services. (a) In consideration of the Option granted hereunder and the other compensation contemplated by Section 4(a) hereof, the Consultant shall perform the Consultation Services for a term commencing on the date hereof and ending on June 1, 1999 (the "Term"). The Consultation Services shall consist of providing consulting advice in respect of financial and corporate finance matters, public and private securities markets consultation and advice regarding corporate and other acquisitions, including but not limited to, purchases or sales of assets and/or securities, mergers, acquisitions or joint ventures (any of the foregoing, a "Transaction") and the preparation of analysts' reports on KTI and its subsidiaries. Notwithstanding anything to the contrary contained herein, the issuance of the Option and the vesting and exercise thereof and the other compensation payable pursuant to Section 4(a) hereof is not contingent on KTI's satisfaction with the Consulting Services. KTI specifically acknowledges and agrees, however, that the Consultation Services to be rendered by the Consultant shall be conducted on a "best-efforts" basis and Consultant has not, cannot and does not guarantee that Consultant's efforts will have any impact on KTI's business or that any subsequent financial improvement will result from Consultant's efforts.

                  (b) All Consultation Services to be performed hereunder shall be subject to Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice provided by KTI. Consultant shall devote such time and effort to the performance of the Consultation Services as it shall determine is reasonably necessary for such performance. KTI shall furnish to Consultant all information relevant to the performance by Consultant of the Consultation Services under this agreement, so as to permit Consultant to know all the facts material to the Consultation Services to be rendered, and all material or other information reasonably requested by Consultant.

                  (c) Anything to the contrary herein notwithstanding, it is agreed that Consultant's services will not include any services that constituted the rendering of legal opinions or performance of work that is in the ordinary purview of a certified public accountant or any work that is in the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of KTI in a capital raising transaction.

         4. Compensation and Expenses. (a) In consideration for the Consultation Services rendered by Consultant hereunder, KTI shall pay to Consultant on the first day of each month the sum of Six Thousand ($6,000) Dollars per month during the Term (as hereinafter defined). KTI shall receive a credit of Twenty-Five Thousand Dollars ($25,000) towards any amounts due hereunder, in consideration of KTI's previous payment to Consultant of Twenty-Five Thousand Dollars ($25,000) under the Letter of Intent. Accordingly, the first payment due under this Section 4 shall be made on October 1, 1996 in the amount of $5,000.

                  (b) KTI shall reimburse Consultant for any and all reasonable expenses incurred by Consultant in the performance of its duties hereunder upon submission of reasonably satisfactory documentation to KTI of such cost or expense.

         5. Grant of Option; Reservation of Shares. In further consideration of the Consulting Services, KTI hereby grants to the Consultant the continuing right and option (the "Option") to purchase from KTI, at any time or form time to time during the Exercise Period (as defined below), up to an aggregate of TWO HUNDRED THOUSAND (200,000) shares of Common Stock (the "Option Shares") upon the terms and conditions herein set forth, as adjusted pursuant to Appendix A hereto. KTI shall at all times during the Exercise Period keep reserved and available for issuance upon exercise of the Option and total number of Option Shares then subject to the Options.

         6. Exercise Price. The Option shall be exercisable with respect to the TWO HUNDRED THOUSAND (200,000) Option Shares issuable upon exercise of the Option for an exercise price equal to $7.50 per Option Share as adjusted pursuant to Appendix A hereto. The Option Shares, when issued upon payment of the applicable exercise price (the "Exercise Price"), shall be validly issued fully paid and non-assessable and free from all liens, charges, taxes or other encumbrances.

         7. Term of Option. The Option shall be exercisable in whole or in part during the period (the "Exercise Period") commencing on the date hereof and ending on June 1, 2001. Upon expiration of the Option, the Option shall be of no further force and effect.

         8. Mechanics of Exercise. To exercise the Option, Consultant shall, at any time or form time to time during the Exercise Period, deliver to KTI: (I) a written notice of exercise (each an "Exercise Note") stating the number of Option Shares with respect to which the Option is then being exercised, which number shall not be less than 10,000 Option Shares, provided, however, that an Option Notice which effects an exercise with respect to the then remaining

Option Shares if less than 10,000 may state a number that is less than 10,000 Option Shares; and (ii) the Exercise Price payable in respect of the Option Shares which are the subject of such Exercise Notice. The Option shall be deemed to be exercised with respect to the Option Shares stated in an Exercise Notice, and such Option Shares shall be deemed to be issued (whether or not a certificate representing such Shares has been delivered to Consultant), at the time such Option Notice and Exercise Price is received by KTI.

         9. Non-Transferability. The Option and the rights attendant thereto may be assigned, pledged, hypothecated or otherwise transferred by Consultant in its sole discretion at any time, in whole or in part.

         10. Dilution Protection. The Exercise Price, and the number of Option Shares (or other securities or property) issuable upon exercise of the Option shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in Appendix A attached to this Agreement.

         11. Registration; Registration Rights. KTI hereby covenants and agrees that Consultant shall have the right to cause KTI to register under the Securities Act of 1993, as amended (the "Securities Act") the offer and sale of the Option Shares issuable upon the exercise of the Option in accordance with the procedures set forth in Appendix B attached hereto.

         12. Right of First Refusal. In addition to Consultant's other rights hereunder, Consultant shall have a right of first refusal to underwrite or place any public or private sale for cash of debt or equity securities (excluding (I) sales to employees and borrowings from banks or other financial institutions for ordinary working capital purposes, (ii) any project finance transaction and
(iii) financing for the DataFocus transaction) of KTI or any subsidiary or successor of KTI during the two-year period following the date hereof, except for securities that may be issued by KTI in connection with (a) the closing of the Company's $2,003,314 private placement (the "Private Placement") of short-term notes due not earlier than July 31, 1996 and 333,882 five-year warrants exercisable at $6.00 per share, (b) the transactions referenced under the heading "Recent Developments") in the Company's Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on February 14, 1996 (Registration No. 33-80087) and (c) the additional transactions and events referred to on Appendix C hereto. If Consultant elects to exercise the right of first refusal, KTI shall have the right to require Consultant to act as the non-lead co-manager of any such underwriting or placement (with al allotment in such offering or placement in an amount reasonably acceptable to Consultant but not less than 30% of the total amount of securities offered) but KTI's right to effect such requirement shall apply only if the lead manager thereof is one of the "21 major bracket" underwriting firms. It is understood that any such proposed financing shall be offered to Consultant in writing and Consultant shall have 30 days in which to determine whether or not to accept such offer. If Consultant refuses on two occasions, and provided that such financings are consummated (I) upon substantially the same terms and conditions as those offered to Consultant, and (ii) within 12 months after the end of the aforesaid 30-day period, then this right of first refusal shall terminate.

         13. Finder Services. KTI hereby agrees that KTI shall for a period of three (3) years from the date hereof pay to Consultant a fee as follows based on the consideration paid or received by KTI or any subsidiary or successor of KTI or stockholder thereof in any Transaction, except as provided in the last sentence of this Section 13, such fee to be paid in cash at the closing of the Transaction to which it relates:

                  5% of the fist $1 million of consideration;
                  4% of the second $1 million of consideration;
                  3% of the third $1 million of consideration; and 2% of the consideration in excess of $4 million.

The amount of consideration paid in a Transaction shall include, for the purposes of calculating such fee, all forms of consideration paid by KTI or any subsidiary or Penobscot Energy Recovery Company ("PERC"), or received by KTI, its stockholders, or any subsidiary of KTI or PERC including, but not limited to, cash, stock or evidence or indebtedness, or any combination thereof. In addition, if KTI shall within two years immediately following the third anniversary of the date hereof, consummate a Transaction with any party introduced by Consultant to KTI prior to the third anniversary of the date hereof, KTI shall pay to Consultant a fee with respect to such Transaction calculated in accordance with this Section 13. Notwithstanding the foregoing, Consultant shall not be entitled to receive a fee pursuant to this Section 13 for any Transaction unless (I) Consultant introduces KTI to the other party to the Transaction in question, or (ii) KTI requests in writing Consultant to serve as its financial consultant in such Transaction, in consideration for the fee set forth above.

         14. Non-Exclusive Services. KTI understands that Consultant is currently providing certain advisory and financial consulting services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services. In addition, Consultant understands and agrees that KTI shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

         15. Consultant Not an Agent or Employee. Consultant's obligations under this Agreement consist solely of the services described herein. In no event shall Consultant be considered to be acting as an employee or agent of KTI or otherwise representing or binding KTI. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect opt acts of KTI or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of KTI or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by KTI as a consequent of such actions. Consultant agrees that all of his work product relating to the Services to be rendered pursuant to this agreement, shall become the exclusive property of KTI. The parties acknowledge that the Consultation Services provided by the Consultant hereunder are not in connection with any offering or sale of securities of KTI in a capital raising transaction.

         16. Liability of Consultant. In furnishing KTI with management advice and other services as herein provided, Consultant shall not be liable to KTI or its creditors for errors of judgment or for anything except malfeasance or gross negligence e in the performance of his duties or reckless disregard of his obligations and duties under the terms of this Agreement.

         It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 16, Consultant shall not be accountable for any loss suffered by KTI by reason of KTI's action or non-action on the basis of any advice, recommendation or approval of Consultant.

         The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the commission and the NASD.

         17. Indemnification. (a) KTI agrees to indemnify and hold harmless the Consultant form and against any and all losses, claims, damages, liabilities and expenses (including, without limitation reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) suffered or incurred by Consultant which arises out of this Agreement or otherwise out of the performance by the Consultant of its obligations hereunder (collectively, "Damages"), unless, any of such Damages are found by a final determination of a court of competent jurisdiction to have arisen out of bad faith, gross negligence or malfeasance of the Consultant in performing his services hereunder (pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and KTI shall be obligated to reimburse the consultant for his expenses provided, however, that the Consultant shall reimburse KTI for any such expenses if it is ultimately determined that the Consultant was not entitled to indemnification hereunder). If for any reason the foregoing indemnification is unavailable to the Consultant, or insufficient to hold him harmless, then KTI shall contribute to the amount paid or payable by the Consultant as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by KTI on the one hand and the Consultant on the other hand, but also the relative fault of KTI and the Consultant, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of KTI under this paragraph shall be in addition to any liability which KTI may otherwise have and shall be binding and inure to the benefit of any respective successors, assigns, heirs and personal representatives of KTI and the Consultant.

                  (b) If any action is brought against Consultant or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against KTI pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify KTI in writing of the institution of such action (but the failure so to notify shall not relieve KTI from any liability other than pursuant to this Section 17(b)) and KTI shall promptly assume the defense of such action including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by KTI in connection with the defense of such action or KTI shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to KTI, in any of which events such fees and expenses shall be borne by KTI and KTI shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 17 to the contrary notwithstanding, KTI shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. KTI shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be south hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. KTI agrees promptly to notify Consultant of the commencement of any litigation or proceedings against KTI or any of its officers or directors in connection with the sale of any Option Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Option Shares.

         18. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by hand delivery, registered first-class mail, telex, or telecopier, addressed as follows:

                  If to KTI:        KTI, Inc.
                                    7000 Boulevard East
                                    Guttenberg, New Jersey 07093
                                    Attention: Nicholas Menonna, Jr..,
                                       Chairman of the Board and Chief
                                       Executive Officer

                                    Telephone No. (201) 854-7777
                                    Telecopier No. (201) 854-1771

                  with a copy to:   Brian Hoffman, Esq.
                                    McDermott, Will & Emery
                                    1211 Avenue of the Americas
                                    New York, New York 10036

                  If to Consultant: L.T. Lawrence & Co., Inc.
                                    Three New York Plaza
                                    New York, New York 10004
                                    Attention:  Lawrence Principato
                                                and Todd Roberti

                                    Telephone No. (212) 361-6037
                                    Telecopier No. (212) 361-6280

                  with a copy to:   Eric M. Lerner, Esq.
                                    Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, New York 10022

                                    Telephone No. (212) 940-7157

                                    Telecopier No. (212) 94-8776

         All such notices and communications shall be deemed to have been received: upon delivery if delivered by hand; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; and when receipt is acknowledged if telecopied.

         19. Severability. In the event that any provision of this Agreement shall be deemed unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to accomplish the objectives of such provision within the limited of applicable law or applicable court decision.

         20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to New York's principles of conflicts of law.

         21. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         KTI, INC.



                                         By: _______________________________
                                              Nicholas Menonna, r.
                                              Chairman of the Board and
                                              Chief Executive Officer



                                         L.T. LAWRENCE & CO., INC.



                                         By: _______________________________

                                                                     APPENDIX A

                               DILUTION PROTECTION


         a. Adjustments Generally. The Exercise Price, and the number of Option Shares (or other securities or property) issuable upon exercise of the Option shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Appendix A.

         b. Common Stock Reorganization. If KTI shall subdivided its outstanding shares of Common Stock into a small number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which hall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of Option Shares subject to purchase upon exercise of the Option shall be adjusted, effective at such time, to a number determined by multiplying the number of Option Shares immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

         c. Special Dividends. If KTI shall issue or distribute to all or substantially all holders of shares of Common Stock evidences in indebtedness, any other securities of KTI or any cash, property or other assets, and if such issuance or distribution does not constitute a regular cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) or a Common Stock Reorganization (any such nonexcluded event being herein called a "Special Dividend"), (a) the number of Option Shares issuable upon exercise of the Option shall be increased but not decreased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Special Dividend, to the number determined by multiplying the number of Option Shares issuable upon exercise immediately before such Special Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of KTI on such record date less the then Fair Market Value of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and (b) the Exercise Price shall be decreased (but not increased) to a price determined by multiplying the Exerciser Price then in effect by a fraction, the numerator of which shall be the number of Option Shares issuable upon exercise of the Option immediately before such Special Dividend and the denominator of which shall be the number of Option Shares issuable upon exercise of the Option immediately after such Special Dividend.

         d. Capital Reorganization, If there shall be any consolidation or merger to which KTI is a party, other than a consolidation or a merger in which KTI is a continuing corporation and which does not result in any reclassification of, or change (other than a Common stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of KTI as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, Consultant shall have the right to purchase, upon exercise of the Option, the kind and amount of shares of stock and other securities and property (including cash, but if all cash, then the Option must be exercised within 30 days after such effective date, as the end of which period the Option shall terminate) which Consultant would have owned or have been entitled to receive after such Capital Reorganization if the Option had been exercised immediately prior to such Capital Reorganization, assuming Consultant (i) is not a person with which KTI consolidated or into which KTI merged or which merged into KTI or to which such sale or conveyance was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash or other property receivable upon such Capital Reorganization is not the same for each share of Common Stock held immediately prior to such consolidated, merger, sale or conveyance by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercise ("non-electing share"), then for the purposes of this Appendix A the kind and amount of shares of stock and other securities or other property (including cash) receivable upon such Capital Reorganization shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). As a condition to effecting any Capital Reorganization, KTI or the successor or surviving corporation thereto, as the case may be, shall execute and deliver to Consultant an agreement as to Consultant's rights in accordance with this Section (d), providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Appendix A. The provisions of this Section (d) shall similarly apply to successive Capital Reorganizations.

         e. Adjustment Rules. (1) Any adjustments pursuant to this Appendix A shall be made successively whenever an event referred to herein shall occur.

         (2) If KTI shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Special Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Appendix A in respect of such action.

         (3) No adjustment in the number of Option Shares issuable upon exercise of the option or in the Exercise Price shall be made hereunder unless such adjustment increase or decreases such amount or price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.

         (4) "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of KTI; provided, however, that the Fair Market Value of any security for which a Closing Price (as defined below) is available shall be the Market Price (as defined below) of such security. The Fair Market Value of KTI shall be the Fair Market Value of KTI (including subsidiaries) as a going concern. Notwithstanding the foregoing, if, at any date of determination of the Fair market Value of KTI, the securities of any cash shall then be publicly traded, the Fair Market Value of KTI on such date shall be the Market Value of KTI, the securities of any class shall then be publicly traded, the Fair Market Value of KTI on such date shall be the Market Price on such date multiplied by the number of securities then outstanding. "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by The National Association of Securities Dealers, Inc. Automated Quotation System or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by KTI for such purpose. "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 10 consecutive business days ending on the most recent business day for which a Closing Price is available; provided, however, that in the event that the Market Price is determined during a period following the announcement by KTI of (A) a dividend or distribution, or (B) any subdivision, combination or reclassification of its securities and prior to the expiration of 20 business days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of its securities.

         Upon each determination of Fair Market Value hereunder, KTI shall promptly give written notice thereof to Consultant, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If, at any date of determination of the Fair Market Value of KTI, the securities of any class shall not then be publicly traded, and if Consultant shall disagree with such determination and shall, by written notice to KTI given within 15 days after KTI's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section (e)4. In the event that a determination of Fair Market Value is disputed, such dispute shall be submitted, at KTI's choice and expense, to a nationally recognized independent investment banking firm that has not provided investment banking services to KTI within two years of the selection date; and the determination by such firm of Fair Market Value shall be binding on KTI and Consultant (the "Appraisal Procedure").

         (5) All references in this Appendix A to the "Exercise Price" shall, for purpose of making any required adjustments hereto pursuant to this Appendix A, mean each Exercise Price set forth in Section 2 of the Agreement to which this Appendix A is attached (as each such Exercise Price may be adjusted from time t time pursuant to the provisions of this Appendix A) applicable to Option Shares which are, at the time of any such adjustment, subject to issuance upon exercise of the Option.

         f. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require any adjustment pursuant to this Appendix A, KTI shall take any action which may be necessary in order that KTI may thereafter validly and legally issue as fully paid and nonassessable all Option Shares which Consultant is entitled to receive upon exercise of the Option.

         g. Notice of Adjustment. Not less than 10 nor more than 60 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Appendix A, KTI shall give notice to Consultant or such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, KTI shall give notice to Consultant of such adjustment and computation promptly after such adjustment becomes determinable.

                                                                      APPENDIX B

                             REGISTRATION PROCEDURES

         1.       Registration.

                  a. Demand Registration. Consultant may at any time, on any two separate occasions, from the date hereof until June 1, 2003, request that KTI, at KTI's sole cost and expense (other than the fees and disbursements of counsel for Consultant and the underwriting discounts, if any, payable in respect of the Option Shares sold by Consultant) with respect to the first such request and at Consultant's sole cost and expense with respect to the second such request, register the sale of all or part of the Option Shares. Upon receipt of any such request, KTI shall, as promptly as practicable,. prepare and file with the Commission a registration statements sufficient to permit the public offering and sale of the Option Shares through the facilities of all appropriate securities exchanges and the other-the-counter market, and will use its good faith best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.

                  b. Piggyback Registration. In addition to KTI's obligations under Section 1.a. of this Appendix B and not in limitation thereof, KTI shall give Consultant at least 30 days' prior written notice of each filing by KTI of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor form thereto) with the Commission. If requested by Consultant in writing at any time and from time to time, from the date hereof until June 1, 2003, within 20 days after receipt of any such notice, KTI shall, at KTI's sole expense (other than the fees and disbursements of counsel for Consultant, and the underwriting discounts, if any, payable in respect of the Option Shares sold by Consultant), register all or, at Consultant's option, any portion of the Option Shares, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Option Shares through the facilities of the Nasdaq National Market or any other securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. For purposes of this Appendix B, "Options Shares" shall not include Option Shares which have been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act. If the managing underwriter of any such offering shall determine and advise KTI that, in its opinion, the distribution of all or a portion of the Option Shares requested to be included in the registration concurrently with the securities being registered by KTI would materially adversely affect the distribution of such securities by KTI then KTI will include in such registration first, the securities that KTI purposes to sell and second, the Option Shares requested to be included in such registration, to the extent permitted by the managing underwriter. In the event KTI is advised by the staff of the Commission, NASDAQ, self-regulatory or state securities agency that the inclusion of the Option Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, KTI, in good faith, may amend such registration statement to exclude the Option Shares.

                  c. In the event of a registration pursuant to the provisions of this Appendix B, KTI shall use its reasonable best efforts to cause the option Shares so registered to be registered or qualified for sale under these securities or blue sky laws of such jurisdictions as Consultant may reasonably request; provided, however, that KTI shall not be required to qualify to do business in any state by reason of this paragraph d. in which it is not otherwise required to quality to do business.

                  d. KTI shall keep effective any registration or qualification contemplated by this Appendix B and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication until the earlier of (i) one year from the effective date thereof and (ii) the date on which all Option Shares issuable upon the exercise of the Option covered by such registration statement shall have been sold.

                  e. In the event of a registration pursuant to the provisions of this Appendix B, KTI shall furnish to Consultant such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as Consultant may reasonably request to facilitate the disposition of the Option Shares included in such registration.

                  f. KTI shall notify Consultant promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                  g. KTI shall advise Consultant, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding from that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  h. KTI shall promptly notify Consultant at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable requirement of Consultant prepare and furnish to it such number of copies of a supplement to or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Option Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  i. If requested by the underwriter for any underwritten offering of Option Shares, KTI and Consultant will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to KTI, KTI's counsel, Consultant, Consultant's counsel and the underwriter, and such agreement shall contain such representations and warranties by KTI and Consultant and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely
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by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 of this Appendix B.

                  j. If requested by the underwriter for any underwritten offering of Option Shares, Consultant shall execute "lock-up" agreements with respect thereto, on substantially the same terms and conditions as lock-up agreements executed by the other selling shareholder in such underwritten offering; provided, however, that in no event shall Consultant be obligated to execute a lock-up agreement for a term of greater that 120 days,.

                  k. KTI agrees that until all the Option Shares have been sold under a registration statement or pursuant to Rule 144 promulgated under the Securities Act, it shall, upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), use its reasonable best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit KTI to maintain its eligibility to use a Form S-3 registration statement and to permit Consultant to sell the Option Shares under Rule 144.

                  l. KTI shall furnish to Consultant and to each underwriter, if any, a signed counterpart, addressed to Consultant or each underwriter, of (i) an opinion of counsel to KTI; dated the effective dated of such registration statements (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued report on KTI's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities provided, however, that the terms of this subparagraph k shall not apply if the Option Shares are registered in a "piggyback" registration pursuant to Section 1(b) of this Appendix B in which the party seeking registration does not receive an opinion of counsel or a "cold comfort letter."

                  m. Consultant understands that KTI makes no representations of any kind concerning its intent or ability to offer or sell any of the Option Shares in the public offering or otherwise and that its sole right to have the Options Shares registered under the Securities Act is contained in this Agreement.

         2.       Indemnification.

                  a. Subject to the conditions set forth below, KTI agrees to indemnify and hold harmless Consultant, its officer, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Option Shares or (B) in any application or other document or communication (in this Section 2 collectively called a "application") executed by KTI or based upon written information furnished by or on behalf of KTI filed in any jurisdiction in order to register or qualify any of the Option Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless
(x) such statement or omission was made in reliance upon and in conformity with written information furnished to KTI with respect to Consultant by or on behalf of Consultant expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of Consultant's failure to comply with the terms and provisions of this Agreement, or (ii) any breech of any representation, warranty, covenant, or agreement of KTI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability KTI may otherwise have, including liabilities arising under this Agreement.

                  If any action is brought against Consultant or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against KTI pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify KTI in writing of the institution of such action (but the failure so to notify shall not relive KTI from any liability other than pursuant to this Section 2(a)) and KTI shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by KTI in connection with the defense of such action or KTI shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to KTI, in any of which events such fees and expenses shall be borne by KTI and KTI shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section n2 to the contrary notwithstanding, KTI shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. KTI shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. KTI agrees promptly to notify Consultant of the commencement of any litigation or proceedings against KTI or any of its officers or directors in connection with the sale of any Option Shares or any preliminary
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prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Option Shares.

         b. Consultant agrees to indemnify and hold harmless KTI, each director of KTI, each officer of KTI who shall have signed any registration statement covering Option Shares held by Consultant, each other person, if any, who controls KTI within the meaning of Section n15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from KTI to Consultant in Section 2(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amended or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to KTI with respect to Consultant by or on behalf of Consultant, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amended or supplement thereto, or in any application, as the case may be. If any action shall be brought against KTI or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against Consultant pursuant to this Section 2(b) Consultant shall have the rights and duties given to KTI, and KTI and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section n2(a).

                  c. To provide for just and equitable contribution, if (i() an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2 (b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then KTI (including for this purpose any contribution made by or on behalf of any director of KTI, any officer of KTI who signed any such registration statement, any controlling person of KTI, and its or their respective counsel) as one entity, and Consultant (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expense whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of KTI and Consultant in connection with the facts which results in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by KTI or by Consultant, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. KTI and Consultant agree that it would be unjust and inequitable if the respective obligations of KTI and Consultant for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if Consultant and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section n2(c) each person, if any, who controls Consultant within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of Consultant or control person shall have the same rights to contribution as Consultant or control person and each person, if any, who controls KTI within the meaning of Section 15 of the Securities Act or Section n20(a) of the Exchange Act, each officer of KTI who shall have signed any such registration statement, each director of KTI, and its or their respective counsel shall have the same rights to contribution as KTI, subject to each case to the provisions of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersedes any right to contribution under the Securities Act, the Exchange Act or otherwise.


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                                                                      APPENDIX C


1. Closing of the sale of Maine Energy Recovery Company's available power generation capacity and the related restructuring of the Central Maine Purchase Agreement, dated January 12, 1984.

2. Closing of the purchase of the first tranche of CNA Financial Corporation's interest in Maine Energy Recovery Company.

3. Closing of the purchase of the second tranche of CNA Financial Corporation's interest in Maine Energy Recovery Company.

4. Acquisition of any interest in the stock, securities or assets of Environmental Waste Technology, Inc.

5.       Acquisition of any partnership interest in PERC from Prudential Power
         Funding.

6. Acquisition of any interest in the stock, securities or assets of Paper Chase Exchange, Inc. and the acquisitions of any warrants to purchase stock, options to purchase stock, stock or assets of Prins Recycling Corp.

7. Acquisition of any interest in the stock, securities or assets of Polymeric, Inc. or of TriMax, Inc.

8. Acquisition of any interest in the stock, securities or assets of Power Sources, Inc.

9. Acquisition of any interest in the stock, securities or assets of Timber Energy Investment, Inc. or of any of its subsidiaries.

10. Offering of approximately $500,000 in short term notes and warrants to purchase shares of KTI, Inc. common stock at a price of $6.00 per share.

11.      Sale of DataFocus.